Exhibit 5.1
[Andrews Kurth LLP Letterhead]
December 14, 2007
Sterling Construction Company, Inc.
20810 Fernbush Lane
Houston, Texas 77073
Gentlemen:
     We have acted as special counsel to Sterling Construction Company, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (Commission File No. 333-147593, as amended (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the Company of up to an aggregate of 1,840,000 shares (the “Company Shares”) of common stock, $0.01 par value per share, of the Company.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.
     Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Company Shares, when issued and delivered by the Company against payment therefor as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.
     We express no opinion other than as to the federal laws of the United States of America and the DGCL (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We hereby consent to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,

/s/ Andrews Kurth LLP